UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2023 (December 7, 2023)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

32301 Woodward Avenue Royal Oak, Michigan (Address of principal executive offices)	48073 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 4.25% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value	ADCPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, the Board of Directors (the “Board”) of Agree Realty Corporation (the “Company”) voted to increase the size of the Board to ten members and voted to appoint Linglong He to the Board, effective as of January 1, 2024 (the “Effective Date”). Ms. He will stand for election at the Company’s 2024 Annual Meeting of Stockholders.

The Board has determined that Ms. He is independent in accordance with the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, and that she otherwise meets all applicable requirements to serve on the Board, including the rules and regulations of the Securities and Exchange Commission.

There are no family relationships between Ms. He and any director or executive officer of the Company or its subsidiaries. Ms. He does not have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Ms. He has over 25 years of experience in technology and leadership. Ms. He currently serves as the Chief Leadership Advisor of Rocket Central, a subsidiary of Rocket Companies, Inc. (NYSE: RKT), a financial technology and consulting company. Prior to serving as Chief Leadership Advisor, Ms. He served as Rocket Central’s President and Chief Operating Officer from March 2020 until February 2022. From June 2010 to March 2020, Ms. He served as the Chief Information Officer of Rocket Mortgage, one of the nation’s largest mortgage lenders. Ms. He earned her Master’s degree in Software Engineering from the University of St. Thomas and a Master’s degree in Civil Engineering from Wuhan University. She obtained an undergraduate degree from Hohai University.

In connection with her appointment to the Board, Ms. He will be compensated in accordance with the Company’s non-employee director compensation program.

Item 7.01.	Regulation FD Disclosure.

On December 11, 2023, the Company issued a press release announcing the appointment of Ms. He to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report. The Company has posted a copy of the press release in the Investors section of its website at www.agreerealty.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated December 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Chief Financial Officer and Secretary

Date: December 11, 2023